Exhibit 99.1
PRESS RELEASE
Cyren Announces Second Quarter 2022
Financial Results
- - -
Enterprise Anti-Phishing ARR Grows 87% Year-over-Year and Core Threat Detection Business Exceeds Expectations
McLean, VA. – August 15, 2022 – Cyren (NASDAQ: CYRN) today announced its second quarter 2022 financial results for the period ending June 30, 2022.
Cyren reported quarterly revenues of $5.8 million for the second quarter of 2022, a slight increase compared to $5.7 million for the second quarter of 2021. Net loss from continuing operations was $5.8 million for the second quarter of 2022, compared to a net loss of $5.9 million in 2021.
During the second quarter, Cyren agreed to sell its legacy secure email gateway business for €10.0 million in cash, subject to customary post-closing adjustments, and the transaction closed on August 1, 2022. As a result, and in accordance with GAAP, Cyren’s second quarter continuing financial results are presented net of the divested business.
“Cyren's second quarter included several key highlights,” said Brett Jackson, CEO of Cyren. “First, we announced the divestment of a legacy product line which enables us to focus on products with the best potential for growth and the proceeds from the sale strengthen our balance sheet. Second, our enterprise anti-phishing product continues to perform in the market with 87% year-over-year annual recurring revenue (ARR) growth. Finally, our threat detection business exceeded expectations in the quarter, driven by multiple replacements of competitive malware detection products.”
Second Quarter 2022 Financial Highlights:
•Revenues for the second quarter of 2022 were $5.8 million, compared to $5.7 million for the second quarter of 2021.
•Operating expenses increased to $8.5 million for the second quarter of 2022 compared to $8.0 million for the second quarter of 2021, driven by overall compensation increases compared to the prior year as well as higher general and administrative expenses largely due to legal costs related to the legacy secure email gateway business sale.
•Cyren reported financial income of $0.2 million for the second quarter of 2022, compared to a financial expense of $0.3 million in the second quarter of 2021. This $0.5 million change was driven by foreign exchange rates, as the significant decline in the Euro against the U.S. dollar during the second quarter caused a reduction in certain Euro-denominated liabilities.
•Net loss from continuing operations for the second quarter of 2022 was $5.8 million, compared to a net loss of $5.9 million for the second quarter of 2021.
•As a result of the divestment of Cyren’s legacy secure email gateway business, Cyren reported a loss from discontinued operations of $6.7 million for the second quarter of 2022. This one-time event contributed to Cyren’s $12.4 million GAAP net loss for the quarter, compared to the $5.6 million net loss reported for the second quarter of 2021
•GAAP net loss per basic and diluted share for the second quarter of 2022 was $0.75, compared to a loss of $1.55 per basic and diluted share for the second quarter of 2021.

•Non-GAAP net loss for the second quarter of 2022 was $4.7 million, compared to a net loss of $4.8 million in the second quarter of 2021.
•Non-GAAP net loss per basic and diluted share for the first quarter of 2022 was $0.61, compared to a loss of $1.28 per basic and diluted share for the second quarter of 2021.
•Cash used in operating activities for the for the second quarter of 2022 was $8.1 million compared to operating cash usage of $2.3 million for the second quarter of 2021, This increase was largely the result of timing differences related to changes in accounts receivable, deferred revenue and other accrued balances. For the six months ended June 30, 2022, cash used in operating activities was $5.7 million compared to $7.6 million in the first half of 2021.
•Cash, cash equivalents and restricted cash as of June 30, 2022, was $10.0 million, compared to $18.3 million as of March 31, 2022.
For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”
Recent Business Highlights:
•On August 1, 2022, Cyren completed the sale of is legacy secure email gateway business for €10 million, subject to customary post-closing adjustments. The divestment will enable Cyren to focus on products and market opportunities with the most growth potential in order to deliver optimal value to its customers and shareholders.
•On June 22, 2022, Cyren announced that John B. Sanfilippo and Son (JBSS) adopted Cyren Inbox Security to proactively combat a dramatic rise in ransomware threats and meet evolving cybersecurity insurance requirements. JBSS was able to deploy Cyren Inbox Security in less than 10 minutes and recorded an immediate drop in the number of hidden email attacks that bypassed Microsoft 365 Defender.
•On May 4, 2022, Cyren announced that Fisher Jones Greenwood adopted Cyren Inbox Security to detect, contain and remediate evasive email threats such as business email compromise (BEC), Office 365 account takeover, and executive fraud campaigns that sought to target employees and intercept transactions.
•On April, 20, 2022, Cyren unveiled unveiled its 2022 Benchmarking Survey, a study by Osterman Research on the most prevalent email-borne security threats facing Microsoft Office 365 customers, including phishing, account takeover, BEC attacks, and ransomware. The study confirms that bad actors are becoming more successful with launching credential compromise attacks targeting Microsoft Office 365 users, with an increase of 78 percent from the 2019 benchmarking survey.
•On April 12, 2022, Cyren announced that Quintessential Brands has adopted Cyren Inbox Security to reduce the cybersecurity risks associated with the most common attack vector - email. By selecting Cyren Inbox Security, Quintessential Brands found a solution that could easily integrate with and protect its Microsoft Office 365 cloud environment, with a 24x7 managed incident response capability, while encouraging users to take a proactive approach to email security by being able to check email authenticity in real-time at the click of a button.
•On April 5, 2022, Cyren announced a competitive replacement program for organizations that are in need of a different provider of malware detection capabilities. The new program includes technical resources, flexible integration timelines, and attractive business terms to accommodate projects to replace existing anti-virus and anti-malware engines.
Financial Results Conference Call:
The company will host a conference call at 4:30 p.m. Eastern Time (11:30 p.m. Israel Time) on Monday, August 15, 2022, to discuss the second quarter.

U.S. Dial-in Number:	1-877-407-0312

International Dial-in Number:	1-201-389-0899
The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the link: https://www.webcast-eqs.com/register/cyren20220815_en/en

For those unable to participate in the live conference call, a replay will be available until August 30, 2022. To access the replay, the U.S. dial-in number is 1-877-660-6853 and the non-U.S. dial-in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13729333 . An archived version of the replay will also be available on the investor relations section of the company’s website at http://ir.cyren.com/events.
About Cyren:
More than 1 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ:CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and anti-phishing solutions for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.
Blog: http://blog.cyren.com
LinkedIn: www.linkedin.com/company/cyren
Twitter: www.twitter.com/CyrenInc
Use of Non-GAAP Financial Measures:
Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.
Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.
These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren’s results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.
Company Contact
Brian Dunn
Cyren
+1.703.760.3116
brian.dunn@cyren.com

CYREN LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and USD in thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$5,752	$5,704	$11,468	$12,550
Cost of revenues	3,229	3,328	6,662	6,630

Gross profit	2,523	2,376	4,806	5,920

Operating expenses:

Research and development, net	3,776	3,501	7,725	7,090
Sales and marketing	2,492	2,355	4,972	4,650
General and administrative	2,270	2,125	4,794	4,100

Total operating expenses	8,538	7,981	17,491	15,840

Operating loss	(6,015)	(5,605)	(12,685)	(9,920)

Other income (expense), net	(2)	2	(2)	(17)
Financial income (expense), net ($5 and $148 interest expense attributable to related parties, respectively)	233	(257)	111	(423)

Loss from continuing operations before taxes on income	(5,784)	(5,860)	(12,576)	(10,360)
Tax benefit (expense)	11	(2)	11	63
Net loss from continuing operations	(5,773)	(5,862)	(12,565)	(10,297)
Discontinued operations:
Income (loss) from operations of discontinued operations, including loss on classification as held for sale of $(6,790)	(6,663)	274	(6,354)	512
Net loss	$(12,436)	$(5,588)	$(18,919)	$(9,785)

Basic net income (loss) per share:
Continuing operations	$(0.75)	$(1.55)	$(1.97)	$(2.86)
Discontinued operations	$(0.86)	$0.07	$(1.00)	$0.14
Basic net loss per share	$(1.61)	$(1.48)	$(2.97)	$(2.72)

Diluted net income (loss) per share:
Continuing operations	$(0.75)	$(1.55)	$(1.97)	$(2.86)
Discontinued operations	$(0.86)	$0.06	$(1.00)	$0.12
Diluted net loss per share	$(1.61)	$(1.49)	$(2.97)	$(2.74)

Weighted-average number of shares used in computing basic net gain (loss) per share and diluted loss per share for continuing operations	7,733,475	3,774,187	6,369,209	3,599,787
Weighted-average numbers of shares used in computing diluted net gain (loss) per share for discontinued operations	7,733,475	4,538,440	6,369,209	4,349,357

CYREN LTD.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited and USD in thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

GAAP gross profit	$2,523	$2,376	$4,806	$5,920
GAAP gross margin	44%	42%	42%	47%
Plus:
Share-based compensation expense	41	75	109	90
Amortization of intangible assets	575	550	1,150	1,111
Non-GAAP gross profit	3,139	3,001	6,065	7,121
Non-GAAP gross margin	55%	53%	53%	57%

GAAP operating loss	(6,015)	(5,605)	(12,685)	(9,919)
Plus:
Share-based compensation expense	483	528	1,104	970
Amortization of intangible assets	584	584	1,168	1,179
Capitalization of technology	—	(99)	—	(262)
Non-GAAP operating loss	(4,948)	(4,592)	(10,413)	(8,032)

GAAP net loss	(5,773)	(5,860)	(12,565)	(10,358)
Plus:
Share-based compensation expense	483	528	1,104	970
Amortization of intangible assets	584	584	1,168	1,179
Amortization of deferred tax assets and liabilities	(11)	1	(11)	64
Capitalization of technology	—	(99)	—	(262)
Non-GAAP net loss	$(4,717)	$(4,846)	$(10,304)	$(8,407)

Numerator for non-GAAP EPS calculation	$(4,717)	$(4,846)	$(10,304)	$(8,407)
Non-GAAP net loss per share	$(0.61)	$(1.28)	$(1.62)	$(2.34)

GAAP weighted-average shares used to compute net loss per share	7,733,475	3,774,187	6,369,209	3,599,787

CYREN LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
(USD in thousands, except share and per share amounts)	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,791	$4,288
Trade receivables (net of allowances for credit losses of $53 and $118, respectively)	1,774	352
Deferred commissions	522	482
Prepaid expenses and other receivables	1,464	1,120
Current assets held for sale	11,255	1,082

Total current assets	23,806	7,324

LONG-TERM ASSETS:
Long-term deferred commissions	702	521
Long-term lease deposits and prepaid expenses	643	686
Operating lease right-of-use assets	5,531	6,207
Severance pay fund	852	921
Property and equipment, net	1,377	1,980
Intangible assets, net	2,331	3,499
Goodwill	6,518	11,598
Long-term assets held for sale	—	13,392

Total long-term assets	17,954	38,804

Total assets	$41,760	$46,128

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$858	$1,059
Employees and payroll accruals	3,631	4,196
Accrued expenses and other liabilities ($4 and $4 attributable to related parties, respectively)	1,127	937
Operating lease liabilities	1,092	1,330
Deferred revenues	5,644	3,004
Current liabilities held for sale	5,225	2,180

Total current liabilities	17,577	12,706

LONG-TERM LIABILITIES:
Deferred revenues	3,084	72
Convertible Debentures ($241 and $238 attributable to related parties, respectively)	8,670	8,578
Long-term operating lease liabilities	4,644	5,749
Deferred tax liability	156	167
Accrued severance pay	945	983
Other liabilities	476	517
Long-term liabilities held for sale	—	3,528

Total long-term liabilities	17,975	19,594

SHAREHOLDERS’ EQUITY:	6,208	13,828

Total liabilities and shareholders’ equity	$41,760	$46,128

CYREN LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,			Six Months Ended June 30,
(Unaudited and USD in thousands)	2022		2021	2022	2021

Cash flows from operating activities:
Net loss	$(12,436)		$(5,588)	$(18,919)	$(9,785)
Less: Income (loss) from discontinued operations	(6,663)		274	(6,354)	512
Loss from continuing operations	(5,773)		(5,862)	(12,565)	(10,297)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operating activities:
(Gain) loss on disposal of property and equipment and termination of operating leases	10		(1)	9	17
Depreciation and amortization	1,168		1,264	2,379	2,568
Share-based compensation	483		529	1,105	971
Interest on convertible notes	—		143	—	285
Interest and amortization of issuance costs on Convertible Debentures	170		167	344	343
Deferred taxes, net	—		(2)	(11)	(70)
Changes in assets and liabilities:
Trade receivables	(779)		(565)	(1,424)	(483)
Prepaid expenses, deposits and other receivables	(313)		(786)	(350)	(703)
Deferred commissions	(363)		(202)	(681)	(342)
Trade payables	(82)		651	(1,315)	(832)
Employee accruals, accrued expenses and other liabilities	(734)		(318)	1,206	1,624
Deferred revenues	(1,592)		2,676	5,668	(543)
Net operating lease liabilities	(558)		120	(677)	(145)
Other long-term liabilities	(32)		6	(41)	(180)
Net cash used in operating activities from continuing operations	(8,395)		(2,180)	(6,321)	(7,785)
Net cash from operating activities from discontinued operations	317		(166)	643	188
Net cash used in operating activities	(8,078)		(2,346)	(5,678)	(7,597)

Cash flows from investing activities:
Capitalization of technology	—		(100)	—	(252)
Purchase of property and equipment, net	(163)		(111)	(169)	(125)
Net cash used in investing activities from continuing operations	(163)		(211)	(169)	(377)
Net cash used in investing activities from discontinued operations	(4)		(1)	(5)	(3)
Net cash used in investing activities	(167)		(212)	(174)	(380)

Cash flows from financing activities:
Proceeds from securities issuance, net of costs, and warrants exercise	2		—	10,944	12,588
Net cash provided by financing activities	2	2	—	10,944	12,588

Effect of exchange rate changes	(25)		—	(37)	(21)
(Decrease) Increase in cash, cash equivalents and restricted cash	(8,268)		(2,558)	5,055	4,590

Cash, cash equivalents and restricted cash at the beginning of the period	18,275		17,062	4,951	9,914
Cash, cash equivalents and restricted cash at the end of the period	$10,007		$14,504	$10,006	$14,504

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$8,791		$13,379	$8,791	$13,379
Restricted cash included in long-term restricted lease deposits	$480		$490	479	490
Cash, cash equivalents and restricted cash included in assets held for sale	$736		$635	736	635
Total cash, cash equivalents and restricted cash	$10,007		$14,504	$10,006	$14,504